                                                                   EXHIBIT 10.17

                     FOUNDER'S STOCK REPURCHASE AGREEMENT


     This Agreement is made as of the 7th day of July 1995, by and between Metawave Communications, Inc., a Delaware corporation (the "Company") and Thomas
S. Huseby ("Founder").

     WHEREAS, Founder is one of the principal stockholders of the Company, and

     WHEREAS, the Company proposes to enter into a Series A Preferred Stock Purchase Agreement (the "Series A Purchase Agreement") with certain investors (the "Investors"), and

     WHEREAS, Founder, as one of the principal stockholders of the Company, expects to derive benefit from the Investors' investment in the Company, and

     WHEREAS, execution of this Agreement by the Company and Founder is a condition to the Investors' obligation to buy stock under the Series A Purchase Agreement; and Founder is willing to enter into this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and representations herein set forth, and in consideration of the Investors' agreement to purchase Series A Preferred Stock pursuant to the Series A Purchase Agreement, the Company and Founder agree as follows:

     1.   Purchase Option.

          (a) Founder is the holder of 1,100,000 shares of the Company's Common Stock (the "Stock"). A maximum of 825,000 shares of the Stock shall be subject to the right and option of the Company to repurchase such shares ("Purchase Option") as set forth in this paragraph 1. In the event Founder shall cease to be employed by the Company (including a parent or subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or temporary or permanent disability (the "Termination"), the Purchase Option shall come into effect. Except as set forth in subparagraphs (c) and (d) below, following a Termination, the Company shall have the right, as provided in subparagraph (b) hereof, to purchase from Founder or his personal representative, as the case may be, at the purchase price per share determined pursuant to subparagraph (f) hereof (the "Option Price") that number of shares of the Stock which have not vested (the "Unvested Shares") as provided in subparagraph (e) hereof.

          (b) Within 90 days following a Termination, the Company shall notify Founder by written notice delivered or mailed as provided in subparagraph 6(c), as to whether it wishes to purchase the Unvested Shares pursuant to exercise of the Purchase Option. If the Company elects to purchase the Unvested Shares hereunder, it shall set a date for the closing of the transaction at a place and time specified by the Company or, at Company's option, such closing may be consummated by mail as provided in Section 6(c) hereof. At such closing, the Company shall tender payment for the Unvested Shares and the certificates representing the Unvested Shares so purchased shall be canceled. The Option Price shall be payable, at the option of the Company, in cash or by certified or cashier's check.

          (c) Notwithstanding subparagraph (a) above, if the Company (i) merges with or into any other corporation (other than a merger in which the holders of the outstanding voting equity securities of the Company immediately prior to the merger hold securities representing more than 50% of the voting power of the surviving entity immediately following such merger), (ii) sells, leases, or conveys all or substantially all of its property or business, or (iii) issues additional capital stock in one or more transactions, as a result of which existing shareholders cease to own more than 50% of the voting power of the Company, or any successor, (collectively, a "Change of Control") the Purchase Option shall lapse and be of no further force or effect if, following such Change of Control, the Company or its successor terminates Founder's employment without cause as defined in Section 6(c) of the employment agreement entered into between the Founder and the Company as of the date hereof (the "Employment Agreement").

          (d) Notwithstanding anything in this Agreement to the contrary, the Company shall not be entitled to purchase more than 50% of the Stock if such Termination occurs prior to the first anniversary of the execution of this Agreement, unless such Termination is for cause, as defined in Section 6(c) of the Employment Agreement.

          (e) The Stock held by the Founder, and subject to the terms of this Agreement, shall vest and no longer be subject to the Purchase Option as set forth in subparagraph (a) hereof, at the rate of 8.33% of the shares of Stock subject to the Purchase Option as of the date hereof on the last day of September, December, March and June of each year, with all such shares of Stock to be fully vested, and no longer subject to the Company's Purchase Option, on June 30, 1998. In addition, the Shares shall vest during each full fiscal quarter commencing after June 30, 1996, if any, during which Founder is entitled to severance payments or is subject to the non-competition provisions under the terms of the Employment Agreement, whichever is longer.

          (f) The Option Price to be paid by the Company upon exercise of the Purchase Option shall be equal to the price per share paid by Founder for such Stock.

     2.   Stock Splits, Etc.  If, from time to time during the term of this
Agreement:

          (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company; or

          (b) There is any consolidation, merger or sale of all, or substantially all, of the assets of the Company;

     then, in such event, a proportionate amount of such new, substituted or additional securities or other property to which Founder is entitled by reason of his ownership of Stock shall be immediately subject to this Agreement and be included in the words "Stock" and "Unvested Shares," as the case may be, for all purposes with the same force and effect as the shares of Stock presently subject to the Purchase Option, right of first refusal and other terms of this Agreement. While the aggregate Option Price shall remain the same after each such event, the Option Price per share of Stock payable upon execution of the Purchase Option shall be appropriately adjusted.

     3. Restriction on Transfer; Right of First Refusal. Founder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Unvested Shares and the Company shall not be required (i) to transfer on its books any unvested Shares or (ii) to treat any such transferee as owner of such shares or to accord the right to vote to such transferee or to pay dividends to any transferee to whom such shares shall have been so transferred.

     4. Legends. All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

          (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER, INCLUDING A STANDOFF AGREEMENT, AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH TRANSFER RESTRICTIONS, INCLUDING THE STANDOFF AGREEMENT, ARE BINDING ON TRANSFEREES OF THESE SHARES."

          (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE

PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION."

          (c) Any legend required to be placed thereon by applicable blue sky laws of any state.

     5. Escrow. As security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of the Unvested Shares upon exercise of the Purchase Option herein provided for, Founder agrees to deliver to and deposit with the Assistant Secretary of the Company, or such other person designated by the Company, as escrow agent in this transaction ("Escrow Agent"), two Stock Assignments duly endorsed (with date and number of shares blank) in substantially the form attached hereto as Exhibit A, together with the certificate or certificates evidencing the Stock; said documents are to be held by the Escrow Agent and delivered by said Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Founder set forth in Exhibit B attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

     6.   Miscellaneous.

          (a) Subject to the provisions and limitations hereof, Founder may, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock deposited in said escrow.

          (b) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or delivery by facsimile transmission or overnight courier, or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Founder at his address shown in the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

          (d) Subject to the terms and conditions of this Agreement, the Company may assign its rights and delegate its duties under this Agreement, including paragraphs 1 and 3 hereof. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Founder, his heirs, executors, administrators, successors and assigns.

          (e) Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Founder's employment, for any reason, with or without cause.

     7. Standoff Agreement. Founder agrees, in connection with the Company's initial public offering of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such underwriters.

     8. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Washington without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        COMPANY:

                                        METAWAVE COMMUNICATIONS
                                        CORPORATION, a Delaware corporation


                                        By /s/ Douglas O. Reudink
                                          ________________________________
                                               Title  President/C.E.O.


                                        FOUNDER:

                                        By /s/ Thomas S. Huseby
                                          ________________________________
                                               Thomas S. Huseby

                                        Address:  c/o Riddell Williams
                                                  1001 Fourth Avenue Plaza
                                                  Suite 4400
                                                  Seattle, Washington 98154

                                   EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED and pursuant to that certain Founder's Stock Repurchase Agreement dated as of _______________, _____ (the"Agreement") ___________________("Founder") hereby sells, assigns and transfers unto
________________________________________ (__________) shares of the Common Stock of Metawave Communications Corporation, a Delaware corporation, standing in the undersigned's name on the books of said corporation represented by certificate no. _________ herewith, and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said stock on the books of the said corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.


Dated: /s/ Thomas Huseby
      _______________________________

                                         Signature
_____________________________________



Instruction: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Corporation to exercise its "Purchase Option" as set forth in the Agreement without requiring additional signatures on the part of Founder.

                                   EXHIBIT B

                           JOINT ESCROW INSTRUCTIONS

July 7, 1995


Secretary
Metawave Communications Corporation
c/o Riddell, Williams, Bullitt & Walkinshaw
1001 Fourth Avenue Plaza, Suite 4400
Seattle, WA 98154


Dear Sir or Madam:

     As Escrow Agent for both Metawave Communications Corporation, a Delaware corporation ("Company"), and Thomas Huseby ("Founder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Founder's Stock Repurchase Agreement ("Agreement") between the Company and the undersigned, to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions:

     1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Purchase Option set forth in the Agreement, the Company shall give to Founder and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Founder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, in accordance with the Agreement, against the simultaneous delivery to you of the purchase price (by check) for the number of shares of stock being purchased pursuant to the exercise of the Purchase Option.

     3. Founder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Founder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Founder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

     4. Upon written request of the Founder, but no more than once per calendar year, unless the Purchase Option has been exercised, you will deliver to Founder a certificate or certificates representing so many shares of stock as are not then subject to the Purchase Option. Within 100 days after cessation of Founder's continuous employment by the Company, or any parent or subsidiary of the Company, you will deliver to Founder a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Purchase Option.

     5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Founder, you shall deliver all of same to Founder and shall be discharged of all further obligations hereunder.

     6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Founder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own or the Company's attorneys shall be conclusive evidence of such good faith.

     8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     9. You shall not be liable for the expiration of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

     10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will reimburse you for your reasonable legal fees and expenses.

     11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

     12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


          COMPANY:                   Metawave Communications Corporation
                                     c/o Riddell, Williams, Bullitt & Walkinshaw
                                     1001 Fourth Avenue Plaza, Suite 4400
                                     Seattle, WA 98154


          FOUNDER:                   __________________________________
                                     __________________________________
                                     __________________________________

          ESCROW AGENT:              Secretary
                                     Metawave Communications Corporation
                                     c/o Riddell, Williams, Bullitt & Walkinshaw
                                     1001 Fourth Avenue Plaza, Suite 4400
                                     Seattle, WA 98154

     15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow instructions; you do not become a party to the Agreement.

     16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                     Very truly yours,

                                     COMPANY

                                     METAWAVE COMMUNICATIONS CORPORATION
                                     a Delaware corporation


                                     By:     /s/ Douglas O. Reudink
                                         -------------------------------

                                     FOUNDER:

                                     /s/ Thomas S. Huseby
                                     -----------------------------------
                                     Thomas S. Huseby


ESCROW AGENT:

________________________________,
Secretary